Exhibit 8.1

FORM OF FEDERAL TAX OPINION

______________, 2018

Boards of Directors,

Rhinebeck Bank

Board of Trustees,

Rhinebeck Bancorp, MHC

2 Jefferson Plaza

Poughkeepsie, NY 12601

Re:	Federal Tax Consequences of Reorganizing Into a “Two-Tier” Mutual Holding Company Structure and Minority Stock Offering

Ladies and Gentlemen:

As counsel to Rhinebeck Bank, a New York-chartered stock savings bank (the “Bank”), Rhinebeck Bancorp, MHC, a New York-chartered mutual holding company (the “Mutual Holding Company”), and Rhinebeck Bancorp, Inc., a Maryland corporation (the “Stock Holding Company”) that has been formed to become a subsidiary of the Mutual Holding Company and sole stockholder of the Bank to effect the proposed reorganization of the Bank and the Mutual Holding Company into the “two-tier” mutual holding company structure (the “Reorganization”) pursuant to that certain Plan of Reorganization and Minority Issuance Plan of the Bank and the Mutual Holding Company, dated June 12, 2018 (the “Plan of Reorganization”). Concurrently with the Reorganization, the Stock Holding Company will offer for sale 43% of its Common Stock on a priority basis to depositors and the Tax-Qualified Employee Plans in a subscription and community offering (collectively, the “Offering”), contribute 2% of its Common Stock to a charitable foundation to be established by the Bank in connection with the Offering, and issue 55% of its common stock to the Mutual Holding Company. Unless otherwise defined, all terms used herein have the meanings given to them in the Plan of Reorganization.

Source of Facts. In preparing this letter, we relied on the attached, duly authorized and executed representations regarding the Reorganization. If any of the facts are incorrect or incomplete, our discussion and conclusion may be different than those set forth below. We are under no obligation to advise the Bank, the Mutual Holding Company or the Stock Holding Company if we learn that the facts are not as they have been represented to us. We have made such investigations as we have deemed relevant or necessary for the purpose of our opinions. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. In connection therewith, we have examined the Plan of Reorganization and certain other documents of or relating to the Reorganization, some of which are described or referred to in the Plan of Reorganization and which we considered necessary to examine in order to issue the opinions set forth below. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined.

In issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved by the board of directors of the Bank and the board of trustees of the Mutual Holding Company at a meeting duly called and held, that the Bank and the Mutual Holding Company will comply with the terms and conditions of the Plan of Reorganization, and that the various representations and warranties made to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan of Reorganization under state and local tax laws and under federal income tax laws except on the basis of the documents and assumptions described above.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

Rhinebeck Bank

Board of Trustees

Rhinebeck Bancorp, MHC

_________________, 2018

Source of Law. In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations (“Treasury Regulations”) thereunder, and upon current Internal Revenue Service (the “Service”) administrative rulings, notices and procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. These opinions are as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Reorganization will at all times comply with the requirements of Code Section 351, the other applicable state and federal laws and the representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Reorganization will be conducted strictly in accordance with the Plan of Reorganization. Any variations may affect the opinions we are rendering.

We emphasize that the outcome of any litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion has been requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Service or a court.

The Bank’s board of directors and the Mutual Holding Company’s board of trustees approved the Plan of Reorganization for the valid business purposes set forth therein, whereby the Bank and the Mutual Holding Company will reorganize into the so-called “two-tier” mutual holding company structure pursuant to applicable law. The following steps are proposed to effect the Reorganization:

(i)	The Mutual Holding Company will organize the Stock Holding Company, as a wholly-owned subsidiary;

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

Rhinebeck Bank

Board of Trustees

Rhinebeck Bancorp, MHC

_________________, 2018

(ii)	The Mutual Holding Company will transfer cash, all of the common stock of the Bank and all of the common stock of RSB Capital Trust I, a wholly-owned subsidiary of the Mutual Holding Company, to the Stock Holding Company in exchange for 100 shares of common stock of the Stock Holding Company (the “351 Transaction”); and

(iii)	Contemporaneously with the Reorganization of the Bank and the Mutual Holding Company into the “two-tier” mutual holding company structure, the Stock Holding Company will offer for sale 43% of its outstanding Common Stock in the Offering, contribute 2% of its outstanding Common Stock to the charitable foundation, and issue additional shares of Common Stock to the Mutual Holding Company such that the Mutual Holding Company will own 55% of the Stock Holding Company’s outstanding Common Stock at the completion of the Reorganization and Offering.

Following the Reorganization, the Stock Holding Company will have the power to issue shares of capital stock (including common and preferred stock) to persons other than the Mutual Holding Company. So long as the Mutual Holding Company is in existence, however, it must own at least 51.0% of the voting stock of the Stock Holding Company. The Stock Holding Company may issue any amount of non-voting stock to persons other than Mutual Holding Company. No such non-voting stock will be issued as of the date of the Reorganization.

LAW AND ANALYSIS

Code Section 351(a) provides that no gain or loss will be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons are in control (as defined in Code Section 368(c)) of the corporation.

Code Section 368(c) provides that “control” means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

Code Section 351 requires a transfer of property in exchange for stock. The “transfer” requirement is satisfied so long as the transferor transfers to the transferee all substantial rights associated with the transferred property.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

Rhinebeck Bank

Board of Trustees

Rhinebeck Bancorp, MHC

_________________, 2018

In Revenue Ruling 2003-48, a mutual bank established a mutual holding company as a wholly-owned stock subsidiary and the mutual holding company established two wholly-owned subsidiaries, one of which was a stock holding company. The mutual bank converted to stock form in a transaction under Code Section 368(a)(1)(F), pursuant to which its members constructively received shares of its common stock. The mutual holding company then cancelled its shares of common stock and exchanged its charter for a mutual holding company charter. The members then transferred the shares of stock bank stock constructively received to the mutual holding company in exchange for membership interests in the mutual holding company. Thereafter, the mutual holding company contributed the stock of the stock bank to the stock holding company in exchange for additional shares and the stock holding company issued more than 20% but less than 50% of its common stock to the public in a stock offering. The Service ruled that this transaction, i.e., the contribution of the common stock of the stock bank to the mutual holding company’s stock holding company subsidiary in exchange for the voting stock of the stock holding company and contemporaneous sale of additional shares of stock holding company to members of the public through an underwriting transaction constituted a tax-free transfer under Code Section 351. The Service found that the subsequent stock offering by the stock holding company did not prevent the transaction from qualifying as a transfer described in Code Section 351 because the persons to whom the stock was issued pursuant to the stock offering, together with the mutual holding company were both considered transferors to the stock holding company under Code Section 351.

Treasury Regulations Section 1.351-1(a)(3) provides that for purposes of Code Section 351, if a person acquires stock of a corporation for cash in a qualified underwriting transaction, the person who acquires stock from the underwriter is treated as transferring cash directly to the corporation in exchange for stock of the corporation and the underwriter is disregarded.

Code Section 1032(a) provides that a corporation will recognize no gain or loss on the receipt of money or other property in exchange for its stock.

Code Section 1223(1) provides that, in determining the period for which a taxpayer has held property received in an exchange, there shall be included the period for which he held the property exchanged, if for purposes of determining gain or loss from a sale or exchange, the property has the same basis in whole or in part in his hands as the property exchanged and the property was a capital asset on the date of the exchange.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

Rhinebeck Bank

Board of Trustees

Rhinebeck Bancorp, MHC

_________________, 2018

Code Section 1223(2) provides that in determining the period for with the taxpayer has held property, however acquired, there shall be included the period for which such property was held by any other person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in his hands as it would have in the hands of such other person.

Application of the Law to the Facts in the 351 Transaction.

The 351 Transaction with respect to the Reorganization is identical to the second Code Section 351 transaction in Revenue Ruling 2003-48 described above (i.e., where the mutual holding company contributed the stock of the stock bank to the stock holding company in exchange for additional shares of stock of the stock holding company, which occurred contemporaneously with the stock holding company’s public stock offering), which qualified as a tax-free transfer under Code Section 351. The Service also concluded in Revenue Ruling 2003-48 that the participation by members of the public in the stock holding company’s stock offering did not prevent the transaction from qualifying as a transfer under Code Section 351 because the purchasing public stockholders and the mutual holding company were aggregated and treated as transferors in a transfer qualifying under Code Section 351. Accordingly, the control requirement of Code Section 368(c) was satisfied because following the consummation of the transaction the mutual holding company and the purchasing public stockholders owned, in the aggregate, at least 80 percent of the total combined voting power of all classes of stock of the stock holding company and at least 80 percent of the number of shares of classes of stock of the stock holding company.

SUMMARY OF OPINIONS

Based on the facts, representations and assumptions set forth herein, we are of the opinion that:

1.       The Mutual Holding Company and the persons who purchased Common Stock of the Stock Holding Company in the Offering (“Minority Stockholders”) will recognize no gain or loss upon the transfer of Bank stock and cash, respectively, to the Stock Holding Company in exchange for stock in the Stock Holding Company (Code Section 351(a) and Rev. Rul. 2003-48; 2003-19 I.R.B 863).

2.       The Stock Holding Company will recognize no gain or loss on its receipt of Bank common stock, RSB Capital Trust I common stock and cash in exchange for Stock Holding Company Common Stock (Code Section 1032(a)).

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

Rhinebeck Bank

Board of Trustees

Rhinebeck Bancorp, MHC

_________________, 2018

3.       The Mutual Holding Company’s basis in the Stock Holding Company Common Stock received in the 351 Transaction will be the same as its basis in the Bank stock transferred (Code Section 358(a)(1)).

4.       The Mutual Holding Company’s holding period in the Stock Holding Company Common Stock received will include the period during which it held the Bank common stock, provided that the property was a capital asset on the date of the exchange (Code Section 1223(1)).

5.       The Stock Holding Company’s basis in the Bank stock received from the Mutual Holding Company will be the same as the basis of such property in the hands of the Mutual Holding Company (Code Section 362(a)).

6.       The Stock Holding Company’s holding period for the Bank stock received from the Mutual Holding Company will include the period during which the property was held by the Mutual Holding Company (Code Section 1223(2)).

7.       It is more likely than not that the basis of the Stock Holding Company Common Stock to its stockholders will be the purchase price thereof. (Code Section 1012). The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised (Code Section 1223(6)).

8.       It is more likely than not that the fair market value of the subscription rights to purchase Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of the nontransferable subscription rights to purchase shares of Common Stock of the Stock Holding Company. Gain realized, if any, by Eligible Account Holders or Supplemental Eligible Account Holders on the distribution to them of nontransferable subscription rights to purchase shares of Common Stock will be recognized but only to the extent of the fair market value of such subscription rights. (Code Section 356(a)). Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of their exercise of the nontransferable subscription rights (Rev. Rul. 56-572, 1956-2 C.B. 182).

9.       No gain or loss will be recognized by the Stock Holding Company on the receipt of money in exchange for shares of Common Stock sold in the Offering.

The opinions set forth above represent our conclusions as to the application of existing Federal income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us. Moreover, there can be no assurance that contrary positions may not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

Rhinebeck Bank

Board of Trustees

Rhinebeck Bancorp, MHC

_________________, 2018

Our opinion under paragraph 8 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. With respect to our opinion under paragraphs 7 and 8, we note that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that RP Financial, L.C. has issued a letter to the Boards of Directors of the Stock Holding Company and the Bank and the Board of Trustees of the Mutual Holding Company, dated August 3, 2018, that the subscription rights will have no ascertainable fair market value. Finally, we note that the Service has not in the past concluded that subscription rights have value.

If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised), and the Stock Holding Company or the Bank may be subject to tax on the distribution of the subscription rights.

We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to the applicability of, or liability under, any Federal, state or local law, ordinance, or regulation other than as expressed above.

It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact would affect the opinions expressed herein.

We have not been asked to, and we do not, render any opinion with respect to, any matters other than those expressly set forth above.

LUSE GORMAN, PC

Attorneys at Law

Boards of Directors

Rhinebeck Bank

Board of Trustees

Rhinebeck Bancorp, MHC

_________________, 2018

We hereby consent to the filing of this opinion as an exhibit to the Bank’s Application for Reorganization and Formation of a Mid-Tier Stock Holding Company, as filed with the New York State Department of Financial Services, as an exhibit to the Stock Holding Company’s Application on Form FRY-3, as filed with the Board of Governors of the Federal Reserve System and as an exhibit to the Stock Holding Company’s Registration Statement on Form S-1, as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in such filings under the captions “The Reorganization and Offering - Material Income Tax Consequences” and “Legal Matters,” and to the summary of our opinion in such Prospectus.

Very truly yours,

LUSE GORMAN, PC